UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  June 18, 2014
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 18, 2014 Diebold, Incorporated (the “Company”) issued a press release announcing that its Board of Directors elected Christopher A. Chapman as the Company’s Senior Vice President and Chief Financial Officer, effective as of June 18, 2014. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Mr. Chapman, age 40, has served in various finance-related positions with the Company for nearly twenty years, most recently as vice president, global finance, and has been acting as interim chief financial officer since November 2013.
Pursuant to the terms of an offer letter issued by the Company, effective June 18, 2014, Mr. Chapman will be entitled to an annual base salary of $330,000, in addition to continued participation in the Company’s annual cash bonus plan and equity incentive plan.
Additionally, Mr. Chapman will continue to be entitled to the benefits under, and obligations of, the Company’s Senior Leadership Severance Plan, which is filed as Exhibit 10.31 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and the Amended and Restated Employment Agreement, the form of which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
Description
99.1	Press Release of Diebold, Incorporated dated June 18, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
June 18, 2014	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number
Description
99.1	Press Release of Diebold, Incorporated dated June 18, 2014